UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 250 West 34th Street, Suite 4125

New York, New York 10119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 798-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On September 5, 2012, the Board of Directors of Globe Specialty Metals, Inc. appointed Mr. Alan Schriber as a member of the company’s Board to serve until the 2012 annual meeting of stockholders.  There were no arrangements or understandings between Mr. Schriber and any person pursuant to which he was appointed as a director. Mr. Schriber will receive compensation for Board service commensurate with the company’s other non-employee directors.

    Mr. Schriber chaired the Public Utilities Commission of Ohio from 1999 to 2010, which oversees the regulation of electric, natural gas, telecommunication, water, and commercial transportation.  Earlier positions included ownership and operation of radio stations in Indiana, and acting as an Assistant Professor of Economics at Miami University.  Mr. Shriber received a Ph.D. in Economics from Indiana University, an M.S. in Economics from Miami University, and a B.S. in Economics from the University of Wisconsin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: September 6, 2012	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer